Exhibit 99.1
NEWS RELEASE

INVESTOR CONTACT: John Burke, Chief Financial Officer (212) 891-1503	MEDIA CONTACT: Tom Hickey (609) 347-3804

TRUMP ENTERTAINMENT RESORTS FILES PETITION FOR RELIEF

ATLANTIC CITY, N.J. – February 17, 2009 – Trump Entertainment Resorts, Inc. (NASDAQ: TRMP) (the "Company") and its subsidiaries Trump Entertainment Resorts Holdings, L.P. ("Holdings") and Trump Entertainment Resorts Funding, Inc. (together with Holdings, the "Issuers"), announced that they today filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in United States Bankruptcy Court for the District of New Jersey in Camden, New Jersey.

The Company’s Chief Executive Officer, Mark Juliano, noted, “We are focused on our goal of successfully restructuring our company to reduce our debt in order to strengthen our balance sheet during this difficult economic period. This filing will result in no immediate change in our daily operations, and we expect to make no changes regarding our operating structure or philosophy. Importantly, our customers will not be affected by this filing, and there will be no change to our TrumpONE or other marketing programs. We remain focused on operating as efficiently as possible in this strained economic environment, and we appreciate the ongoing dedication of our team towards our mutual goal of building a successful company together.”

The Company has requested court approval to continue to pay its vendors in the normal course of business. Additionally, the Company is not seeking debtor-in-possession financing as it currently has adequate cash resources to fund its ongoing business operations. There can be no assurance that any agreement with respect to any plan of reorganization will be reached or, if any agreement is reached, as to the terms thereof.

Trump Entertainment Resorts, Inc. owns, through its interest in Holdings, and operates three casino resort properties: Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City's Marina District. Mr. Trump is a shareholder of the Company and is not involved in its’ daily operations. The Company is separate and distinct from Mr. Trump's privately held real estate and other holdings, which the Company understands encompasses substantially all of his net worth.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All statements and information concerning plans, expectations, estimates and beliefs, as well as other statements including words such as "intend," "anticipate," "believe," "plan," "estimate," "expect," will," "could," "optimistic," "can," "strategy" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company or the Issuers, the Company and the Issuers note that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release reflect the opinion of management as of the date of this release and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all

Trump Entertainment Resorts Files Petition for Relief – February 17, 2009 – Page 2

of which are difficult or impossible to predict and many of which are beyond the control of the Company and the Issuers. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company and the Issuers. The Company and the Issuers do not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein. Additional information concerning the potential risk factors that could affect future performance are described from time to time in the Company's periodic reports filed with the SEC, including, but not limited to, the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC's website, www.sec.gov, or on the Company's website, www.trumpcasinos.com.

###